Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of BEC Energy on Form S-3 (File No. 33-59693) and on Form S-8
(File Nos. 33-58457, 33-59662, 33-59682 and 333-30975-99) of our report dated January 28, 1999 on our audits of the consolidated financial statements of BEC Energy as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                 By:  /s/ PricewaterhouseCoopers LLP
                                      ----------------------------------
                                          PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 1999